UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2023

BRIACELL THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

British Columbia	47-1099599
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 300 - 235 15th Street West Vancouver, BC V7T 2X1	V7T 2X1
(Address of principal executive offices)	(Zip Code)

(604) 921-1810

(Registrant’s telephone number, including area code)

Commission File No. 001-40101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	BCTX	The Nasdaq Stock Market LLC
Warrants to purchase common shares, no par value	BCTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 18, 2023, BriaCell Therapeutics Corp. (the “Company”) held a special meeting of holders of common shares of the Company, virtually via live-audio only webcast (the “Meeting”). As of July 18, 2023, the date of record for determining the shareholders entitled to vote on the proposals presented at the Meeting, there were 15,981,726 common shares of the Company (“Common Shares”) issued and outstanding and entitled to vote at the Meeting. A total of 6,889,162 Common Shares, constituting a quorum, were represented personally or by valid proxies at the Meeting. The matters submitted to a vote of the Company’s shareholders at the Meeting are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2023. The final results for each of the matters submitted to a vote of the Company’s shareholders at the Meeting are as follows:

Proposal 1. At the Meeting, not less than two-thirds of the votes cast by shareholders of the Company cast on this proposal, approved the arrangement agreement), between the Company and BriaPro Therapeutics Corp. (“SpinCo”) and the statutory plan of arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia). The result of the votes to approve the arrangement agreement and the plan of arrangement was as follows:

For	Against	Abstain	Broker Non-Votes
6,814,983	71,082	3,097	0

Proposal 2. At the Meeting, a majority of the votes cast by shareholders of the Company on this proposal, approved the Spinco omnibus equity incentive plan (the “SpinCo Incentive Plan”). The result of the votes to approve the SpinCo Incentive Plan was as follows:

For	Against	Abstain	Broker Non-Votes
6,179,448	705,709	4,004	1

Proposal 3. At the Meeting, a majority of the votes cast by shareholders of the Company on this proposal, upon approving the SpinCo Incentive Plan, ratified, confirmed and approved a grant of an aggregate of 180,100 options to acquire shares of the Company on August 2, 2022, granted under the Company’s stock option plan, which was superseded by the Company’s omnibus equity incentive plan, to the officers listed in the table below, on August 2, 2022 (the “Award”).

Name and Position	Number of options outstanding
Dr. William V. Williams, Chief Executive Officer and President	101,800
Gadi Levin, Chief Financial Officer	20,300
Giuseppe Del Priore, Chief Medical Officer	10,000
Miguel Lopez-Lago, Chief Scientific Officer	10,000
Executive Group	142,100
Non-Executive Director Group	0
Non-Executive Officer Group	0
Other Non-Executives and Non-Officers	38,000

The result of the votes to approve the Award was as follows:

For	Against	Abstain	Broker Non-Votes
6,760,459	52,232	9,321	1

Item 8.01 Other Events

On August 18, 2023 the Company issued a press release announcing the voting results of the Meeting.

Item 9.01 Financial Statements and Exhibits

EXHIBIT INDEX

Exhibit	Description
10.1	Omnibus Equity SpinCo Incentive Plan (incorporated by reference from Schedule L to the Definitive Proxy Statement for the BriaCell Therapeutics Corp. Special Meeting of Shareholders, filed with the SEC on July 26, 2023).
99.1	Press release issued August 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIACELL THERAPEUTICS CORP.

/s/ William V. Williams
August 21, 2023	William V. Williams
President and Chief Executive Officer